     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1994



                                                       REGISTRATION NO. 33-53005

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             WMX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  DELAWARE                               4953
       (State or other jurisdiction of       (Primary Standard Industrial
       incorporation or organization)        Classification Code Number)


                                   36-2660763
                      (I.R.S. Employer Identification No.)

                             3003 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60521
                              PHONE: 708-572-8800
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

         HERBERT A. GETZ, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             WMX TECHNOLOGIES, INC.
                             3003 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60521
                                  708-572-8800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------


    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933 THE COMBINED PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE PREVIOUSLY FILED REGISTRATION STATEMENT ON FORM S-3 OF WMX TECHNOLOGIES, INC., REGISTRATION NO. 33-61108.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS


                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED APRIL 29, 1994
                                 $1,200,000,000
                                     [LOGO]

                             WMX TECHNOLOGIES, INC.
                                DEBT SECURITIES
                               ------------------


    WMX Technologies, Inc. (the "Company"), formerly named Waste Management, Inc., intends from time to time to issue up to U.S. $1,200,000,000, or the equivalent thereof in other currencies or composite currencies, aggregate principal amount of its unsecured debt securities (the "Debt Securities"). The Debt Securities will be offered for sale on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. For each issue of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") there is an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth the designation, designated currency, aggregate principal amount, rate or method of calculation of interest, if any, and dates for payment thereof, maturity, authorized denominations, initial price, any redemption or prepayment rights at the option of the Company or the holder and other special terms of the Offered Debt Securities, together with the terms of the offering of the Offered Debt Securities and the net proceeds to the Company from the sale thereof. In the event of the issuance of Debt Securities at original issue discount, the aggregate principal amount of Debt Securities offered hereby will be a higher amount, provided that the total price at which Debt Securities are sold to the public pursuant to this Prospectus will not exceed U.S. $1,200,000,000, or the equivalent thereof in other currencies or composite currencies. If any agents of the Company or any underwriters are involved in the sale of the Offered Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions and discounts are set forth in the Prospectus Supplement.


    The Debt Securities will be sold directly, through agents designated from time to time, or through underwriters or dealers.

    The Company may make application to list one or more series of Debt Securities on one or more national securities exchanges. Any such application to list the Offered Debt Securities is described in the Prospectus Supplement related thereto.

                            ------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
      SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE  SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF   THIS
             PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY IS A
                                        CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is April   , 1994

                             AVAILABLE INFORMATION

    WMX Technologies, Inc. (the "Company"), formerly named Waste Management, Inc., is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


    This Prospectus constitutes a part of two Registration Statements (the "Registration Statements") filed by the Company with the Commission under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statements, and reference is hereby made to the Registration Statements and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is hereby made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                      DOCUMENTS INCORPORATED BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 31, 1993 and Current Report on Form 8-K dated February 8, 1994, heretofore filed by the Company with the Commission under the 1934 Act, are incorporated herein by reference.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby (except to the extent specified therein or in rules or regulations of the Commission) shall be deemed to be incorporated in this Prospectus by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the incorporated document. Requests for such copies should be directed to:
WMX Technologies,  Inc.,  3003  Butterfield Road,  Oak  Brook,  Illinois  60521,
Attention: Corporate and Public Affairs Department (telephone: 708/572-8800).

                             WMX TECHNOLOGIES, INC.

    WMX Technologies, Inc. (the "Company"), formerly named Waste Management, Inc., is a leading international provider of environmental, engineering and construction, industrial and related services.

    Through Waste Management, Inc. (formerly named Waste Management of North America, Inc.), a wholly owned subsidiary of the Company (referred to herein, together with its subsidiaries and certain affiliated companies providing solid waste management and related services, as "WMI"), the Company provides integrated solid waste management services in North America to commercial, industrial, municipal and residential customers, as well as to other waste management companies. These services consist of solid waste collection, transfer, resource recovery and disposal services. As part of these services, the Company is engaged in providing, through its Recycle America-R- and Recycle Canada-R-programs, paper, glass, plastic and metal recycling services to commercial and industrial operations and curbside recycling services for such materials to residences; in removing methane gas from sanitary landfill facilities for use in electricity generation; and in providing medical and infectious waste management services to hospitals and other health care and related facilities. In addition, through WMI the Company provides street sweeping and parking lot cleaning services, portable fencing and power pole services and Port-O-Let-R- portable sanitation services to municipalities and commercial customers.

    Chemical Waste Management, Inc., an approximately 79%-owned subsidiary of the Company (referred to herein, together with its subsidiaries other than Rust (as defined below), as "CWM"), is a leading provider of hazardous waste management services in the United States. Its chemical waste management services, including transportation, treatment, resource recovery and disposal, are furnished to commercial and industrial customers, as well as to other waste management companies and to governmental entities. CWM also furnishes radioactive waste management services, primarily to electric utilities and governmental entities.

    Wheelabrator Technologies Inc., an approximately 55%-owned subsidiary of the Company (referred to herein, together with its subsidiaries, as "WTI"), provides a wide array of environmental products and services in North America and abroad. WTI's clean energy group is a leading developer of facilities and systems for, and provider of services to, the trash-to-energy, energy and independent power markets. Through the clean energy group, WTI develops, arranges financing for, operates and owns facilities that dispose of trash and other waste materials in an environmentally acceptable manner by recycling it into energy in the form of electricity and steam. WTI's clean water group is principally involved in the design, manufacture and operation of facilities and systems used to purify water, to treat municipal and industrial wastewater, to treat and manage biosolids resulting from the treatment of wastewater by converting them into useful fertilizers, and to recycle organic wastes into compost material useable for horticultural and agricultural purposes. The clean water group also designs and manufactures various products and systems used in water and wastewater treatment facilities and industrial facilities, precision profile wire screens for use in groundwater wells and other industrial applications, and certain other industrial equipment. WTI's clean air group designs, fabricates and installs technologically advanced air pollution emission control and measurement systems and equipment, including systems which remove pollutants from the emission of WTI's trash-to-energy facilities as well as power plants and other industrial facilities.

    Rust International Inc., a subsidiary owned approximately 56% by CWM and 40% by WTI (referred to herein, together with its subsidiaries, as "Rust"), furnishes engineering, construction, environmental and infrastructure consulting, hazardous substance remediation and a variety of other on-site industrial and related services primarily to clients in government and in the chemical, petrochemical, nuclear, energy, utility, pulp and paper, manufacturing, environmental services and other industries.

    The Company provides comprehensive waste management and related services internationally, primarily through Waste Management International plc, a subsidiary owned 56% by the Company, 12% by Rust and 12% by WTI (referred to herein, together with its subsidiaries, as "Waste Management International"). Waste Management International provides a wide range of solid and hazardous waste management services (or has interests in projects or companies providing such services) in various countries in Europe and in Argentina, Australia, Brunei, Hong Kong, Indonesia, Malaysia, New Zealand, Singapore and Taiwan.

    On January 1, 1993, CWM and WTI formed Rust and acquired 58% and 42%, respectively, of Rust's outstanding shares. Rust was created to serve the engineering, construction, environmental and infrastructure consulting, hazardous substance remediation and on-site industrial and related services markets, which the managements of CWM, WTI and The Brand Companies, Inc. (referred to herein as "Brand") believed could be served more effectively by organizing the Company's several business units serving those markets into a single integrated company. WTI contributed primarily its engineering and construction and environmental and infrastructure consulting services businesses and its recently formed international engineering unit based in London. CWM contributed primarily its hazardous substance remediation services business, its approximately 56% ownership interest in Brand, and its 12% ownership interest in Waste Management

International. On May 7, 1993, Brand was merged into a subsidiary of Rust, and shares of Brand (other than those owned by Rust or exchanged for cash in the merger) were converted into shares of Rust. As a result of such merger, Brand is now a wholly owned subsidiary of Rust.

    The Company also owns an approximately 28% interest in ServiceMaster Consumer Services L.P., a provider of lawn care, pest control and other consumer services. The remaining ownership interest is held indirectly by ServiceMaster Limited Partnership.

    Through the end of 1992, the Company categorized its operations into four industry segments -- solid waste management and related services; hazardous waste management and related services; energy, environmental and industrial projects and systems; and international waste management and related services (consisting of comprehensive waste management and related services provided outside the United States, Canada and Mexico). Beginning in 1993, the Company categorized the operations of Rust, which was formed from businesses contributed by CWM and WTI, as a fifth industry segment -- engineering, construction, industrial and related services -- and modified the name of its energy environmental and industrial projects and systems segment to "trash-to-energy, water treatment, air quality and related services."

    The following table shows the respective revenues of these segments for the Company's last three years, presented as if the above-described Rust transaction had occurred prior to the periods presented:

                                                                                      (000'S OMITTED)
                                                                                   YEAR ENDED DECEMBER 31
                                                                          ----------------------------------------
                                                                              1991          1992          1993
                                                                          ------------  ------------  ------------
Solid Waste Management and Related Services.............................  $  3,961,111  $  4,309,614  $  4,702,166
Hazardous Waste Management and Related Services.........................       720,048       755,088       661,860
Engineering, Construction, Industrial and Related Services..............     1,236,979     1,441,050     1,534,465
Trash-to-Energy, Water Treatment, Air Quality and Related Services......       746,042       928,313     1,142,219
International Waste Management and Related Services.....................     1,075,070     1,445,734     1,411,211
Eliminations of Intercompany Revenue....................................      (188,336)     (218,772)     (316,344)
                                                                          ------------  ------------  ------------
Consolidated Revenue....................................................  $  7,550,914  $  8,661,027  $  9,135,577
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    For information relating to expenses and identifiable assets attributable to the Company's different industry segments, see Note 10 to the Company's Consolidated Financial Statements incorporated in this prospectus by reference to the Company's annual report on Form 10-K for the year ended December 31, 1993. For interim periods, the revenue and net income of certain of the Company's businesses may fluctuate for a number of reasons, including there being for some businesses less activity during the winter months.

    Regulatory or technological developments relating to the environment may require companies engaged in environmental services businesses, including the Company, to modify, supplement or replace equipment and facilities at costs which may be substantial. Because certain of the businesses in which the Company is engaged are intrinsically connected with the protection of the environment and the potential discharge of materials into the environment, a material portion of the Company's capital expenditures is, directly or indirectly, related to such items. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated in this prospectus by reference to the Company's annual report on Form 10-K for the year ended December 31, 1993 for a review of property and equipment expenditures by the Company for 1991, 1992 and 1993. The Company does not expect such expenditures, which are incurred in the ordinary course of business, to have a materially adverse impact on its and its subsidiaries' combined earnings or its subsidiaries' competitive position in the foreseeable future because the Company's businesses are based upon compliance with environmental laws and regulations and its services are priced accordingly.

    Although the Company strives to conduct its operations in compliance with applicable laws and regulations, the Company believes that in the existing climate of heightened legal, political and citizen awareness and concerns, companies in the environmental services industry, including the Company, will be faced, in the normal course of operating their businesses, with fines and penalties and the need to expend funds for remedial work and related activities with respect to waste treatment, disposal and trash-to-energy facilities. Where the Company concludes that it is probable that a liability has been incurred, a provision is made in the Company's financial statements for the Company's best estimate of the liability, based on management's judgment and experience, information available from regulatory agencies and the number, financial resources and relative degree of responsibility of other potentially responsible parties who are jointly and severally liable for remediation of a particular site, as well as the typical allocation of costs among such parties. If a range of possible outcomes is estimated and no amount within the range appears to be a better estimate than any other, then the Company provides for the minimum amount within the range, in accordance with generally accepted accounting principles. Such estimates are subsequently revised, as necessary, as additional information becomes available. While the Company does not anticipate that the amount of any such revisions will have a material adverse effect on the Company's operations or financial condition, the measurement of environmental liabilities is inherently difficult and the possibility remains that technological, regulatory or enforcement developments, the results of environmental studies, or other factors could materially alter this expectation at any time. Such matters could have a material adverse impact on earnings for one or more fiscal quarters or years.

    While in general the Company's environmental services businesses have benefited substantially from increased governmental regulation, the environmental services industry itself has become subject to extensive and evolving regulation by federal, state, local and foreign authorities. Due to the complexity of regulation of the industry and to public pressure, implementation of existing and future laws, regulations or initiatives by different levels of government may be inconsistent and difficult to foresee. The Company makes a continuing effort to anticipate regulatory, political and legal developments that might affect its operations but is not always able to do so. The Company cannot predict the extent to which any legislation or regulation that may be enacted or enforced in the future may affect its operations.

    The Company was incorporated in Delaware in 1968 and subsequently succeeded to certain businesses owned by its organizers and others. The Company's common stock is listed on the New York Stock Exchange under the trading symbol "WMX" and is also listed on the Frankfurt Stock Exchange, the London Stock Exchange, the Chicago Stock Exchange and the Swiss Stock Exchanges in Basle, Zurich and Geneva.

                                USE OF PROCEEDS

    Except as otherwise set forth in the Prospectus Supplement relating to the Offered Debt Securities, net proceeds to be received by the Company from the sale of the Debt Securities will be used to retire outstanding indebtedness of the Company arising from the Company's issuance of commercial paper or other debt, to fund future acquisitions by the Company and for general corporate purposes. Pending any such application, the proceeds may be invested temporarily in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES


    The Debt Securities are to be issued under an Indenture dated as of June 1, 1993, between the Company and The Fuji Bank and Trust Company, as Trustee (the "Indenture"). A copy of the Indenture has been incorporated by reference as an exhibit to the Registration Statements. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture (or of any Form of Debt Security which is adopted pursuant to the Indenture) are referred to, such provisions or defined terms are incorporated herein by reference.


GENERAL

    The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the designation, aggregate principal amount and authorized denominations of the Offered Debt Securities; (ii) the percentage of their principal amount at which such Offered Debt Securities will be issued; (iii) the date on which the Offered Debt

Securities will mature; (iv) the rate per annum at which the Offered Debt Securities will bear interest, if any; (v) the times at which such interest will be payable; and (vi) any redemption terms and other special terms. Reference is also made to the Prospectus Supplement relating to the Offered Debt Securities for information with respect to any additional covenants that may be included in the terms of such securities.

    The Debt Securities will be issued only in fully registered form without coupons, which form may be a Global Debt Security as described below. See "Book-Entry, Delivery and Form." The Company will not charge a service charge for any registration of transfer or exchange of Debt Securities but may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 2.6.)

    The Debt Securities will be direct obligations of the Company and will be unsecured. The Indenture does not restrict the amount of additional unsecured debt which the Company may incur.

    Some of the Debt Securities may be issued at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

BOOK-ENTRY, DELIVERY AND FORM

    If the accompanying Prospectus Supplement so indicates, the Offered Debt Securities will be issued in the form of one or more fully registered Global Debt Securities. The Global Debt Security will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee. The Depository currently limits the maximum denomination of any single Global Debt Security to $150,000,000. Therefore for purposes hereof, "Global Debt Security" refers to the Global Debt Security or Global Debt Securities representing the entire issue of Offered Debt Securities.

    Except as set forth below, the Global Debt Security may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

    The Depositary has advised the Company and any underwriters named in the accompanying Prospectus Supplement as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or indirect participants.

    The Depositary has also advised that pursuant to procedures established by it (i) upon the issuance by the Company of the Debt Securities, the Depositary will credit the accounts of Participants designated by the underwriters with the principal amount of the Debt Securities purchased by the underwriters, and (ii) ownership of interests in the Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to Participants' interests), the Participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer interests in the Global Debt Security is limited to such extent.

    So long as a nominee of the Depositary is the registered owner of the Global Debt Security, such nominee will be considered the sole owner or holder of the Debt Securities for all purposes under the Indenture. Except as provided below, owners of interests in the Global Debt Security will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Neither the Company, the Trustee, the Paying Agent nor the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of interests in the Global Debt Security, or for maintaining, supervising or reviewing any records relating to such interests.

    Principal and interest payments on the Global Debt Security registered in the name of the Depositary's nominee will be made by the Company through the Paying Agent to the Depositary's nominee as the registered owner of the Global Debt Security. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Debt Securities are registered as the owners of such Debt Securities for the purpose of receiving payments of principal and interest on such Debt Securities and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor the Paying Agent has any direct responsibility or liability for the payment of principal or interest on the Debt Securities to owners of interests in the Global Debt Security. The Depositary has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest to credit immediately the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of interests in the Global Debt Security as shown on the records of the Depositary. Payments by Participants and indirect participants to owners of interest in the Global Debt Security will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants or indirect participants.

    If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive form in exchange for the Global Debt Security. In addition, the Company may at any time determine not to have the Debt Securities represented by a Global Debt Security and, in such event, will issue Debt Securities in definitive form in exchange for the Global Debt Security. In either instance, an owner of an interest in the Global Debt Security will be entitled to have Debt Securities equal in principal amount to such interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

REDEMPTION AT THE OPTION OF THE HOLDERS IN CERTAIN CIRCUMSTANCES

    The Indenture provides, if such provision is made applicable to the Debt Securities of any series, that if, during the period beginning on the date of first public announcement by the Company or any other Person (including, without limitation, directors or officers of the Company) of an intention to effect or the occurrence of (whichever is the first to occur) a Restructuring Event and ending 90 days thereafter (or such longer period as the rating of the Debt Securities of such series shall be under publicly announced consideration by Moody's or Standard & Poor's), both Moody's and Standard & Poor's shall have (A) lowered their rating of the Debt Securities of such series from an Investment Grade rating to a rating below Investment Grade, or (B) withdrawn an Investment Grade rating from and ceased to rate the Debt Securities of such series (a "Rating Event") (it being understood that, if the Debt Securities of such series are already rated below Investment Grade by Moody's or Standard & Poor's at the beginning of such period, a subsequent lowering or withdrawal of such rating shall not be deemed to be a Rating Event), the Company shall give notice of such Rating Event not more than 15 days after the occurrence of such Rating Event, to the trustee and to each Holder, together with the information referred to in the penultimate sentence of this paragraph (the "Put Option Notice"). Each Holder shall have the option (the "Put Option") exercisable during the period of 30 days commencing on the date such Put Option Notice is given (the "Option Period") to have all his Debt Securities of such series (or any portion thereof designated by such Holder and having an aggregate principal amount of $1,000 or a whole multiple thereof) redeemed on the date falling 15 days after the end of the Option Period, or if such day is not a Business Day, on the next succeeding Business Day (the "Payment Date"), at their principal amount together with interest accrued to the Payment Date. To exercise the Put Option, a Holder must deliver to the Company or the Put Agent, if any, on or before the end of the Option Period, (i) written notice of such Holder's exercise of such Put Option, which notice shall set forth expressly the name and address of such Holder and the aggregate principal amount of Debt Securities of such series with respect to which such Put Option is exercised and (ii) the Debt Security or Debt Securities of such series as to which such Holder is exercising such Put Option, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Put Agent, if any, duly executed by such Holder or his attorney duly authorized in writing. Once a Holder has exercised his Put Option, such exercise may not be withdrawn without the prior written consent of the Company. The Company shall include in the Put Option Notice a statement of facts showing that a Rating Event has occurred (including details of the first public announcement, or (as the case may be) the occurrence, of the Restructuring Event) and a statement to the effect that each Holder has the benefit of the Put Option referred to above and shall also specify the dates of the Option Period, the Payment Date, the fact that interest will cease to accrue on and after the Payment Date, the Put Agent, if any, and the manner in which Holders will be able to exercise the Put Option. Notwithstanding the foregoing, the Company need not give the Put Option Notice, and Holders shall not have a Put Option, with respect to a Rating Event if either Moody's or Standard & Poor's shall have publicly announced that such Rating Event was solely the result of events or circumstances wholly unrelated to a Restructuring Event. (Article 10.)

    For the purposes of this provision, the following terms shall have the following meanings:

        (i) "Restructuring Event" means any of the following: (1) any Person becoming the Beneficial Owner of Voting Stock of the Company having more than 30 percent of the voting power of all of the then outstanding Voting Stock of the Company; (2) individuals who are not Continuing Directors constituting a majority of the Board of Directors of the Company; (3) the Company consolidating with or merging into any other Person, or any other Person consolidating with or merging into the Company, pursuant to a transaction in which capital stock of the Company then outstanding (other than capital stock held by the Company or capital stock held by any Person which is a party to such consolidation or merger) is changed or exchanged;
    (4) the Company, in one transaction or a series of related transactions, conveying, transferring or leasing, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries taken as a whole (other than to a wholly owned subsidiary of the Company); or (5) the Company or any of its Subsidiaries paying or effecting a dividend or distribution (including by way of recapitalization or reclassification) in respect of its capital stock (other than solely to the Company or any of its wholly owned subsidiaries and other than solely for capital stock of the Company), or purchasing, redeeming, retiring, exchanging or otherwise acquiring for value any of its capital stock (other than solely from the Company or any of its wholly owned subsidiaries and other than solely for capital stock of the Company), if the cash and Fair Market Value of the securities and assets paid or distributed (except to the Company or any Subsidiary) in connection therewith (determined on the record date for such dividend or distribution or the effective date for such purchase, redemption, retirement, exchange or other acquisition), together with the cash and Fair Market Value of the securities and assets paid or distributed in connection with all other such dividends, distributions, purchases, redemptions, retirements, exchanges and acquisitions effected (except as received by the Company or any Subsidiary) within the 12-month period preceding the record date for such dividend or distribution or the effective date for such purchase, redemption, retirement, exchange or other acquisition (any such Fair Market Value being determined on the respective record or effective dates for such other dividends, distributions, purchases, redemptions, retirements, exchanges and acquisitions), exceeds 30 percent of the aggregate Fair Market Value of all capital stock of the Company outstanding on the record date for such dividend or distribution or the effective date for such purchase, redemption, retirement, exchange or other acquisition (determined on such record or effective date);

        (ii) "Moody's" means Moody's Investors Service, Inc. and "Standard & Poor's" means Standard & Poor's Corporation or, in either case, any of their respective successors carrying on substantially the same business of providing ratings for securities as carried on by the predecessor corporation;

        (iii) "Investment Grade" means a rating of at least Baa3 (or the equivalent thereof), in the case of a rating by Moody's, and a rating of at least BBB-(or the equivalent thereof), in the case of a rating by Standard & Poor's.

    If such provision is made applicable to the Debt Securities of any series, the Board of Directors will have no authority under the Indenture to waive such provision.

    The Company has agreed that for so long as any of the Debt Securities of such series are outstanding and the Put Option has not arisen, it shall provide such information, pay such customary rating service fees and related expenses and take all other reasonable action as shall be necessary or appropriate to enable each of Moody's and Standard & Poor's to provide a rating of the Debt Securities of such series. There can be no assurance that the Company will have available funds for redemption of Debt Securities on the Payment Date.

    The Company will comply with Section 14(e) under the 1934 Act to the extent applicable, and any other tender offer rules under the 1934 Act which may then be applicable, in connection with any obligation of the Company to purchase Offered Debt Securities at the option of the holders thereof as described above. Any such obligation applicable to a series of Debt Securities will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

MERGERS AND SALES OF ASSETS BY THE COMPANY

    The Company may consolidate with or merge into any other corporation, or transfer or lease all or substantially all of its assets to another corporation, provided that (i) the corporation formed by such consolidation or into which the Company is merged or the corporation to which all or substantially all of the Company's assets are transferred or leased shall expressly assume the payment of the principal of the Debt Securities and the performance of the other covenants of the Company under the Debt Securities and the Indenture, and (ii) no Event of Default, or event which, after notice or lapse of time or both, would become an Event of Default, shall exist immediately after such transaction. (Section 5.1.)

LIMITATION ON SECURITY INTERESTS

    The Company covenants in the Indenture that it will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness if such Indebtedness is secured by a Security Interest upon any property or assets of the Company or a Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Debt Securities equally and ratably with (or prior to) such Indebtedness. The foregoing restriction does not apply to (i) any Security Interest on any property acquired, constructed, developed or improved which is created or assumed within 120 days after such acquisition, construction, development or improvement, or the commencement of operation or use of such property, to secure or provide for the payment of the purchase price or cost thereof; (ii) any Security Interest existing on property at the time it is acquired, or any conditional sales agreement or other title retention agreement with respect to property acquired, by the Company or a Restricted Subsidiary, any Security Interest existing on any property or shares of stock of a corporation or firm at the time it is merged into or consolidated with, or sells, leases or disposes of its property as an entirety to, the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary, or any Security Interest existing on the property, assets or capital stock of any successor to the Company; provided, in each case, that such Security Interest shall not apply to any property or assets theretofore owned by the Company or a Restricted Subsidiary; (iii) any mechanics', materialmen's, carriers' or other similar liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith; (iv) any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or similar body, which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license; (v) any Security Interest for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith; (vi) any Security Interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereon is stayed; (vii) any landlord's lien on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business; (viii) any Security Interest securing an obligation issued by the United States or any state or any political subdivision thereof in connection with financing the cost of construction or acquisition of property; (ix) any Security Interest arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law; (x) any Security Interest that secures any Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; and (xi) extensions, renewals or refundings of the foregoing. (Section 4.4.)

    The foregoing restriction does not apply to the creation, incurrence, assumption or sufferance by the Company or any Restricted Subsidiary of Indebtedness secured by a Security Interest that would otherwise be subject to such restriction up to an aggregate amount which, together with all other Indebtedness secured by Security Interests (not including secured Indebtedness permitted under the foregoing exceptions) and the Attributable Debt (generally defined as discounted net rental payments) associated with Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions the proceeds of which have been or will be applied as set forth in clause (c) or
(d) of the next succeeding caption "Limitation on Sale and Leaseback Transactions", other than Sale and Leaseback Transactions in which the property involved would have been permitted to be secured under clause (i) of the immediately preceding paragraph and other than Sale and Leaseback Transactions between the Company and a Subsidiary), does not exceed 20% of the consolidated net worth of the Company and its Subsidiaries as shown on the latest available published consolidated balance sheet of the Company and its Subsidiaries. (Section 4.4.)

    The Indenture defines "Restricted Subsidiary" as any Subsidiary (other than any Subsidiary of which the Company owns less than all of the outstanding voting stock) principally engaged in, or whose principal assets consist of property used by the Company or any Restricted Subsidiary in, the storage, collection, transfer, interim processing of disposal of waste within the United States or Canada, or which the Company designates as a Restricted Subsidiary.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

    The Company covenants in the Indenture that neither it nor any Restricted Subsidiary will enter into any arrangement (other than with a Subsidiary) providing for the leasing to the Company or any Restricted Subsidiary of any property (except for temporary leases for a term, including renewals, of not more than three years and except for leases between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries) which has been or is to be sold by the Company or such Restricted Subsidiary to the lessor unless
(a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Security Interest on the property to be leased without securing the Debt Securities under clause (i) of the first paragraph under the preceding caption "Limitation on Security Interests", (b) the Attributable Debt associated therewith would be an amount permitted under the second paragraph under the preceding caption, (c) the Company applies an amount equal to the fair value (as determined by the Board of Directors) of such property to the retirement of Debt Securities on certain funded debt of the Company or a Restricted Subsidiary, or (d) the Company enters into a bona fide commitment to expend for the acquisition or capital improvement of an Important Property an amount at least equal to the fair value of such property. (Section 4.5.)

LIMITATION ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES

    The Company covenants in the Indenture that it will not permit any Restricted Subsidiary (a) to create, assume or suffer to exist any funded debt other than (i) funded debt secured by a Security Interest which is permitted to such Restricted Subsidiary under the limitations set forth under the preceding caption "Limitation on Security Interests," (ii) funded debt owed to the Company or any Subsidiary, (iii) funded debt of a corporation or other entity existing at the time it becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or other entity, (iv) funded debt of a corporation or other entity assumed by the Company or a Restricted Subsidiary in the acquisition of all or a portion of the business of such corporation or other entity, (v) funded debt existing as of the date of the Indenture, or (vi) funded debt created in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of, any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to the Company on substantially the same terms as such Restricted Subsidiary; or (b) to guarantee, directly or indirectly through any arrangement which is substantially the equivalent of a guarantee, any funded debt except for (i) guarantees existing as of the date of the Indenture, (ii) guarantees which, as of the date of the Indenture, a Restricted Subsidiary is obligated to give, (iii) guarantees issued to the Company or any Restricted Subsidiary or (iv) guarantees of funded debt which is permitted to a Restricted Subsidiary under the preceding clause (a).

    Notwithstanding the foregoing, any Restricted Subsidiary may create, assume or guarantee funded debt in addition to that permitted under the preceding paragraph, and renew, extend or replace such funded debt, PROVIDED that at the time of such creation, assumption, guarantee, renewal, extension or replacement, and after giving effect thereto, funded debt of Restricted Subsidiaries not otherwise permitted pursuant to provisions described in the preceding paragraph does not exceed 10% of the consolidated net worth of the Company and its Subsidiaries as shown on the latest available published consolidated balance sheet of the Company and its Subsidiaries. (Section 4.6.)

EVENTS OF DEFAULT; NOTICE AND WAIVER

    The Indenture provides that, if an Event of Default specified therein occurs and is continuing with respect to any series of Debt Securities, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of the series may declare the principal of such series (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series), to be immediately due and payable. (Section 6.2.)

    Events of Default with respect to any series of Debt Securities are defined as: (i) default in the payment of interest on such Debt Securities which has continued for a period of 30 days, (ii) default in the payment of principal on such Debt Securities when such becomes due and payable, (iii) failure by the Company to comply with any of its other agreements in the Debt Securities of such series or in the Indenture upon the specified notice to the Company of such default by the Trustee or by the Holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of the series, and the Company's failure to cure such Default within 60 days after receipt of such notice, or (iv) certain events of bankruptcy or insolvency. (Section 6.1.)

    The Trustees shall mail to the Holders of each series of Debt Securities a notice of any continuing Default known to the Trustee with respect to such series within 90 days of the occurrence of such Default, but the Trustee may withhold from such Holders such notice as to any Default other than a Default in any payment on any Debt Security if the Trustee determines in good faith that the withholding of such notice is in the interests of such Holders. (Section 7.5.)

    No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to that series,
(ii) the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series shall have made written request to the Trustee to institute such proceeding as Trustee, (iii) such Holders have offered to the Trustee indemnity satisfactory to the Trustee, (iv) the Trustee shall not have complied with the request within 60 days after receipt of the request and offer of indemnity, and (v) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with such request within such 60 day period. A Holder of any series may not use the Indenture to prejudice the rights of another Holder of that series or to obtain a preference or priority over another Holder of that series. (Section 6.6.) The Holder of any Debt Security, however, has an absolute right to receive payment of the principal of such Debt Security, and any interest thereon, on or after the due date expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 6.7.) The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, with proper notice to the Trustee, waive an existing Default other than a Default in any payment of the principal of, or any interest on, such Debt Security of that series. (Section 6.4.)

    The Company will be required to furnish to the Trustee annually a statement as to any default by the Company in the performance and observance of its obligations under the Indenture. (Section 4.3.)

MODIFICATION

    The Company and the Trustee may amend the Indenture or the Debt Securities of any series with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the amendment. However, without the consent of the Holder of each Debt Security affected thereby, no amendment may, among other things: (i) reduce the amount of Debt

Securities whose Holders must consent to an amendment; (ii) reduce the rate or change the time for payment of interest on any such Debt Security; (iii) reduce the principal of or change the fixed maturity of any such Debt Security; or (iv) make any such Debt Security payable in money other than that stated in the Debt Security. (Section 9.2.)

DEFEASANCE AND DISCHARGE

    The Indenture provides that the Company and the Trustee may, without the consent of the Holders, execute a supplemental indenture to provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain a paying agency and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations or both, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any interest on, and any mandatory sinking fund or analogous payments in respect of, the Debt Securities of that series on the date such amounts are due and payable, in accordance with the terms of the Indenture and such Debt Securities. Such a supplemental indenture may only be executed if the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to the Holders. The provisions of such a supplemental indenture will not be applicable to any series of Debt Securities then listed on the New York Stock Exchange if the provision would cause that series to be delisted as a result thereof. (Section 9.1.)

DEFEASANCE OF CERTAIN COVENANTS

    The terms of the Debt Securities may provide the Company with the option to omit to comply with the covenants described under the headings "Limitation on Security Interests", "Limitation on Sale and Leaseback Transactions" and "Limitation on Funded Debt of Restricted Subsidiaries" above. If such terms make such option available with respect to the Debt Securities of any series, the Company, in order to exercise such option, will be required to deposit with the Trustee, in trust, money or U.S. Government Obligations or both, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any interest on, and any mandatory sinking fund or analogous payments in respect of, the Debt Securities of that series on the date such amounts are due and payable, in accordance with the terms of the Indenture and such Debt Securities. The Company must also deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of such Debt Securities to recognize income, gain or loss for federal income tax purposes. (Section 4.7.)

INFORMATION CONCERNING THE TRUSTEE

    The Fuji Bank and Trust Company is the Trustee under the Indenture. The Company has issued various series of debt securities under the Indenture, as well as another indenture pursuant to which the Trustee is trustee. The Company maintains deposit accounts and conducts other banking transactions with the Trustee in the ordinary course of business.

    Under the Indenture, the Trustee is required to transmit annual reports to all Holders regarding its eligibility and qualifications as Trustee under the Indenture and certain related matters. (Section 7.6.)

    Subject to certain exceptions, the Holders of a majority in aggregate principal amount of outstanding Debt Securities of any series may direct the Trustee in its exercise of the trust and powers conferred upon it by the Indenture (Section 6.5.), and may remove the Trustee with the giving of proper notice. (Section 7.8.)

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers, (ii) directly to a limited number of purchasers or to a single purchaser or (iii) through agents. The Prospectus Supplement with respect to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, the purchase price of the Offered Debt

Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities are named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased.

    The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

    Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

    Certain legal matters in connection with this offering will be passed upon for the Company by Herbert A. Getz, General Counsel of the Company, and for any underwriters or agents by Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603. Mayer, Brown & Platt acts as counsel for the Company from time to time on other matters.

                                    EXPERTS

    The  audited  consolidated  financial   statements  and  schedules  of   WMX
Technologies, Inc. and subsidiaries for the year ended December 31, 1993, incorporated by reference in this Prospectus, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports. Reference is made to the report of Arthur Andersen & Co. on such financial statements, which includes an explanatory paragraph with respect to the Company's change in its methods of accounting for income taxes and postretirement benefits other than pensions, effective January 1, 1992, as discussed in notes 1 and 9 to the consolidated financial statements.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The registrant estimates that expenses in connection with the offering described in this Registration Statement will be as follows:

Securities and Exchange Commission registration fee...............  $ 344,828
Printing expenses.................................................     10,000
Accountants' fees and expenses....................................     10,000
Legal fees and expenses...........................................     10,000
Blue Sky fees and expenses........................................     10,000
Trustee fees......................................................      1,500
New York Stock Exchange listing fee (if listed)...................    150,000
Rating Agency fees................................................    270,000
Miscellaneous.....................................................     15,000
                                                                    ---------
    Total.........................................................  $ 821,328
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware empowers the registrant to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving as such with respect to another corporation at the request of the registrant. The General Corporation Law of Delaware also provides that the registrant may purchase indemnification insurance on behalf of any such director, officer, employee or agent. Article Twelfth of the registrant's Restated Certificate of Incorporation and Section 6 of Article VII of the registrant's by-laws provide for the indemnification by the registrant of each director, officer, employee or agent of the registrant to the full extent permitted by the General Corporation Law of Delaware.

    Under an insurance policy maintained by the registrant, the directors and officers of the registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

    The proposed form of Underwriting Agreement -- Basic Provisions incorporated by reference as Exhibit 1(a) and the proposed form of Distribution Agreement incorporated by reference as Exhibit 1(b) to this Registration Statement provide for indemnification of the registrant's directors and its officers who signed the Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

    A list of the exhibits included or incorporated by reference as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits, and is hereby incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

        (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on April 29, 1994.


                                          WMX TECHNOLOGIES, INC.

                                          By         /S/ DEAN L. BUNTROCK
                                                     Dean L. Buntrock,
                                             CHAIRMAN OF THE BOARD AND CHIEF
                                                    EXECUTIVE OFFICER

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the date indicated.


                    SIGNATURE                                       TITLE                            DATE
- --------------------------------------------------  --------------------------------------  ----------------------
               /S/DEAN L. BUNTROCK                  Director, Chairman of the Board and
                  Dean L. Buntrock                    Chief Executive Officer

              /S/JERRY E. DEMPSEY                  Director
                  Jerry E. Dempsey

               /S/PHILLIP B. ROONEY                 Director
                 Phillip B. Rooney

                /S/DONALD F. FLYNN                  Director
                  Donald F. Flynn

               /S/PETER H. HUIZENGA                 Director
                 Peter H. Huizenga

                 /S/PEER PEDERSEN                   Director
                   Peer Pedersen
                                                                                                April 29, 1994
               /S/JAMES R. PETERSON                 Director
                 James R. Peterson

            /S/ALEXANDER B. TROWBRIDGE              Director
              Alexander B. Trowbridge

             /S/HOWARD H. BAKER, JR.                Director
                Howard H. Baker, Jr.

               /S/H. JESSE ARNELLE                  Director
                  H. Jesse Arnelle

                 /S/THOMAS C. HAU                   Vice President and Principal
                   Thomas C. Hau                      Accounting Officer

                /S/JAMES E. KOENIG                  Senior Vice President, Treasurer and
                  James E. Koenig                     Principal Financial Officer

                             WMX TECHNOLOGIES, INC.
                                 EXHIBIT INDEX

                                                  NUMBER AND DESCRIPTION OF EXHIBIT
              ---------------------------------------------------------------------------------------------------------
        1(a)  Form of proposed Underwriting Agreement -- Basic Provisions, including Terms Agreement (incorporated by reference to Exhibit 1 to registrant's registration statement on Form S-3, Registration No. 33-30190)
        1(b)  Form of proposed Distribution Agreement (incorporated by reference to Exhibit 1(b) to registrant's registration statement on Form S-3, Registration No. 33-38746)
        2     None
        4(a)  Indenture dated as of June 1, 1993 between the Company and The Fuji Bank and Trust Company, as Trustee
              (incorporated by reference to Exhibit 4 to registrant's Form 8-K Current Report dated July 15, 1993, registrant file no. 1-7327)
        4(b)  Form of Fixed Rate Note (incorporated by reference to Exhibit 4(b) to registrant's Form 8-K Current
              Report dated December 12, 1990, registrant file no. 1-7327)
        4(c)  Form of Debenture (incorporated by reference to Exhibit 4(c) to registrant's registration statement on
              Form S-3, Registration No. 33-30190)
        5     Opinion of Herbert A. Getz, Vice President, General Counsel and Secretary, including consent
       12     Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 1989, 1990, 1991, 1992 and 1993 (incorporated by reference to Exhibit 12 to registrant's Annual Report on Form 10-K for the year ended December 31, 1993, registrant file no. 1-7327)
       15     None
       23(a)  Consent of Herbert A. Getz, Vice President, General Counsel and Secretary (included in Exhibit 5)
       23(b)  Consent of Independent Public Accountants
       25     Statement of Eligibility of Trustee on Form T-1
       26     None
       27     None
       28     None